EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

      We hereby consent to the incorporation by reference in this Registration Statement filed as Amendment No. 3 to Form S-2 (Registration No. 333-30130) of our report dated March 22, 2000 relating to the financial statements, which appears in Accent Color Sciences, Inc.'s Annual Report on Form 10-K for the year ended December31, 1999.

      We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/
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PricewaterhouseCoopers LLP
Hartford, CT
June 13, 2000